EXECUTION VERSION
Exhibit 10.2
Third Amendment to
Third Amended and Restated Credit Agreement
This Third Amendment to Third Amended and Restated Credit Agreement (herein, this “Agreement”) is entered into as of May 26, 2022, by and among Delek Logistics Partners, LP, a Delaware limited partnership (the “MLP”), Delek Logistics Operating, LLC, a Delaware limited liability company (“Delek Operating”), Delek Marketing GP, LLC, a Delaware limited liability company (“Delek Marketing GP”), Delek Marketing & Supply, LP, a Delaware limited partnership (“Delek Marketing”), Delek Crude Logistics, LLC, a Texas limited liability company (“Delek Crude”), Delek Marketing-Big Sandy, LLC, a Texas limited liability company (“Delek Big Sandy”), Magnolia Pipeline Company, LLC, a Delaware limited liability company (“Magnolia”), El Dorado Pipeline Company, LLC, a Delaware limited liability company (“El Dorado”), SALA Gathering Systems, LLC, a Texas limited liability company (“SALA Gathering”), Paline Pipeline Company, LLC, a Texas limited liability company (“Paline”), DKL Transportation, LLC, a Delaware limited liability company (“DKL Transportation”), DKL Rio, LLC, a Delaware limited liability company (“DKL Rio”), DKL Caddo, LLC, a Delaware limited liability company (“DKL Caddo”), Delek Logistics Finance Corp., a Delaware corporation (“Delek Finance”), DKL Big Spring, LLC, a Delaware limited liability company (“DKL Big Spring”) (the MLP, Delek Operating, Delek Marketing GP, Delek Marketing, Delek Crude, Delek Big Sandy, Magnolia, El Dorado, SALA Gathering, Paline, DKL Transportation, DKL Rio, DKL Caddo, Delek Finance, and DKL Big Spring are each individually referred to herein as a “Borrower” and are collectively referred to herein as the “Borrowers”), the Required Lenders party hereto and Fifth Third Bank, National Association, as Administrative Agent (the “Administrative Agent”).
Recitals:
A.    The Borrowers, the Guarantors, the Lenders party thereto, the Administrative Agent, Bank of America, N.A., PNC Bank, National Association, MUFG Bank Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), and Royal Bank of Canada, as Co-Syndication Agents, and Barclays Bank PLC, Citizens Bank, N.A., PNC Bank, National Association, U.S. Bank National Association, Bank Hapoalim B.M., Regions Bank, and Truist Bank, as Co-Documentation Agents, are party to a Third Amended and Restated Credit Agreement dated as of September 28, 2018, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of August 12, 2020 and that certain Limited Consent and Second Amendment to Third Amended and Restated Credit Agreement dated as of May 13, 2022 (as such agreement may be further amended, modified, restated, or supplemented from time to time, the “Credit Agreement”).
B.    The Borrowers have requested, and the Required Lenders have agreed, subject to the terms and conditions set forth below, to amend certain provisions of the Credit Agreement.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms; Effective Date. This Agreement shall constitute a Loan Document, and the Recitals shall be construed as part of this Agreement. Each capitalized term used but not otherwise defined herein, including capitalized terms used in the introductory paragraph hereof and the Recitals, has the meaning assigned to it in the Credit Agreement. Without limiting the foregoing, “Effective Date” means May 26, 2022.
Section 2.Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be, and hereby is, amended as follows:

(a)The first paragraph of the definition of “EBITDA” and the definition of “Non-Collateral Assets” set forth in Section 1.1 of the Credit Agreement are hereby amended and restated as follows:
    “EBITDA” means, with reference to any period, Net Income for such period plus (x) the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and
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local income taxes for such period, (c) depreciation of fixed assets and amortization of intangible assets for such period, (d) non-cash equity-based compensation for employees, officers and directors of the MLP and its Affiliates, including equity-based compensation recognized pursuant to SFAS 123, and (e) non-cash extraordinary charges for such period incurred by the MLP or its Subsidiaries to comply with GAAP, and minus (y) the sum of all amounts added in arriving at such Net Income in respect of any non-cash extraordinary credits for such period established by the Borrowers to comply with GAAP; provided that EBITDA shall be calculated on a pro forma basis, without duplication, and in a manner reasonably acceptable to the Administrative Agent, to give effect to any Permitted Acquisition and any Material Disposition consummated at any time after the Restatement Effective Date and on or after the first day of a test period under Section 6.20 as if such Permitted Acquisition or Material Disposition had occurred on the first day of such test period, with such cash and non-cash adjustments that are approved by the Administrative Agent. As used herein, a “Material Disposition” means a sale, lease, conveyance or other disposition of Property by the MLP or any of its Subsidiaries for which the EBITDA attributable to such Property (as determined in good faith by the Borrowers’ Agent and consented to by the Administrative Agent) for the immediately prior 12-month period prior to such disposition was equal to or greater than U.S. $1,000,000. The parties hereto acknowledge and agree that for purposes of calculating EBITDA on a pro forma basis to give effect to the 3 Bear Acquisition, if, after the consummation of the 3 Bear Acquisition, any four fiscal quarter period shall include any of the following periods, EBITDA shall be increased by the following amounts with respect to such periods (without any duplication of EBITDA from the Consolidated Group once such Consolidated Group includes 3 Bear): (i) for the fiscal quarter ended June 30, 2021, $13,832,124, (ii) for the fiscal quarter ended September 30, 2021, $13,832,124, (iii) for the fiscal quarter ended December 31, 2021, $13,832,124, (iv) for the fiscal quarter ended March 31, 2022, $13,832,124, and (v) for each fiscal quarter or portion thereof beginning with the fiscal quarter ending June 30, 2022 through and including the fiscal quarter or portion thereof in which the 3 Bear Acquisition is consummated, EBITDA as derived from 3 Bear’s unaudited income statement for such fiscal quarter then ended or portion thereof, which income statement shall be prepared in reasonable detail in accordance with GAAP and acceptable to the Administrative Agent.
“Non-Collateral Assets” means (i) any contract, license, permit, franchise, certificate, authorization, agreement or other document held by any Borrower or any Subsidiary or to which any Borrower or any Subsidiary is a party, in any case to the extent (but only to the extent) that such Borrower or such Subsidiary is prohibited from granting a security interest in, pledge of, or charge, mortgage or Lien upon any such property by reason of (A) an existing and enforceable negative pledge or anti-assignment provision or (B) any requirement of a Governmental Authority to which such Borrower or such Subsidiary or its property is subject; provided, however, that (w) no Material Agreement shall constitute a “Non-Collateral Asset”, (x) no accounts or receivables arising under any such contract, license, permit, franchise, certificate, authorization, agreement or other document or any payments due or to become due thereunder shall constitute “Non-Collateral Assets”, (y) any such contract, license, permit, franchise, certificate, authorization, agreement or other document shall constitute a “Non-Collateral Asset” if such prohibition therein was created, incurred, or otherwise agreed to solely in contemplation of this Agreement with the intent to make such contact, license, permit, franchise, certificate, authorization, agreement or other document a “Non-Collateral Asset”, and (z) any such contract, license, permit, franchise, certificate, authorization, agreement or other document shall automatically cease to be “Non-Collateral Assets” (and shall automatically be subject to the Liens granted under the Collateral Documents, to the extent that (1) either of the prohibitions expressed in clauses (A) and (B) above is ineffective or subsequently rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or is otherwise no longer in effect, or (2) such Borrower or such Subsidiary, as applicable, has obtained the consent of the other parties thereto to grant a security interest in such contract, license, permit, franchise, certificate, authorization, agreement or other document; (ii) any property of any Borrower or any Subsidiary that is now or hereafter subject to a Lien securing Indebtedness to the extent (and only to the extent) that (A) such Indebtedness is permitted by Section 6.11(d) and such Lien is permitted by Section 6.12(e), and (B) the documents evidencing such Indebtedness prohibit the granting of a Lien in the property securing such Indebtedness; (iii) any deposit account used solely for payroll, employee benefits, withholding tax or escrow purposes; (iv) all personal property, fixtures and real estate of any Excluded Subsidiary and any Permitted Joint Venture; (v) Ownership Interests of Excluded Subsidiaries and Foreign Joint Ventures, other than 65% of the Ownership Interests issued by Excluded Subsidiaries and by Foreign Joint Ventures directly owed by any Borrower or any Guarantor; (vi) fee-owned real property and real property subject to a ground lease in favor of a Borrower, each as set forth on Schedule 1.1(b); and (vii) other fee-owned or leasehold real property (a) having an aggregate value of less than U.S. $9,000,000 (as determined in a manner acceptable to the Administrative Agent), (b) the failure of the applicable Borrower or Guarantor to have title to which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (c) as to which the Administrative Agent and the Borrowers jointly agree the cost of creating or perfecting a Lien with respect to which exceeds the practical benefits to be obtained by the Lenders therefrom; provided, however, that after the occurrence and during the continuation of an Event of Default, upon written notice to Borrowers’ Agent from the Administrative Agent, such real property described in subsections (vi) and (vii) of this definition shall cease to be “Non-Collateral Assets” and shall be subject to the requirements of Section 4.2.
(b)Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order therein:
    “3 Bear” means 3 Bear Delaware Holding - NM, LLC.
    “3 Bear Acquisition” means the acquisition of the equity interests of 3 Bear by the applicable Borrower or Guarantor pursuant to the 3 Bear Acquisition Agreement.
    “3 Bear Acquisition Agreement” means that certain Membership Interest Purchase Agreement, dated as of April 8, 2022, by and between 3 Bear Energy – New Mexico LLC and DKL Delaware Gathering, LLC.
(c)Section 2.16 of the Credit Agreement is hereby amended and restated as follows:
    Section 2.16. MIRE Events. Each of the parties hereto acknowledges and agrees that, if there are any real properties subject to a Lien in favor of the Administrative Agent (each such property a “Mortgaged Property”), then in connection with any increase, extension or renewal of any of the Loans or Commitments (including under Section 2.1(b) but excluding (a) any continuation or conversion of any Borrowing, (b) the making of any Borrowing or (c) the issuance, amendment or extension of any Letter of Credit) (I) the Administrative Agent or the Borrowers, as applicable, shall deliver or cause to be delivered to each Lender: (i) a completed flood hazard determination from a third party vendor for each such Mortgaged Property; (ii) for each Mortgaged Property which has buildings or other improvements located in a special flood hazard area,

(A) a notification to the Borrowers’ Agent of that fact and (if applicable) notification to the Borrowers’ Agent that flood insurance coverage is not available and (B) evidence of the receipt by the Borrowers’ Agent of such notice; and (iii) if such notice is required to be provided to the Borrowers’ Agent and flood insurance is available in the community in which such real property is located, evidence of required flood insurance, which shall be on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, the Federal Flood Disaster Protection Act and rules and regulations promulgated thereunder, with respect to such real property, and (II) no amendment to this Agreement or any other Loan Document to effect any such increase, extension or renewal shall be effective until (x) if there are no Mortgaged Properties in a special flood hazard zone, five (5) Business Days after the delivery of each such completed flood hazard determination or (y) if there are any Mortgaged Properties with buildings or other improvements in a special flood hazard zone, the Administrative Agent shall have completed its flood insurance diligence to its reasonable satisfaction and the Administrative Agent shall have received written confirmation from each Lender participating in such increase, extension or renewal of this Agreement that such Lender has completed flood insurance diligence to its reasonable satisfaction; provided that, the Administrative Agent and each such participating Lender shall use commercially reasonable efforts to complete all such flood insurance diligence within 5 Business Days after the date such information with respect to each Mortgaged Property under clause (I) above has been made available to the Lenders; provided further that, if any such participating Lender has not informed the Administrative Agent of any outstanding flood insurance diligence requirements or that its flood diligence has not been completed by the date that is 10 days after the date the information with respect to each Mortgaged Property under clause (I) above has been made available to the Lenders, then such participating Lender shall be deemed to have completed its flood insurance diligence.
(d)Section 4.2 of the Credit Agreement is hereby amended and restated as follows:
    Section 4.2.    Liens on Real Property. (a) In the event that any Borrower or any Guarantor owns or hereafter acquires (a) a fee interest in any real property or (b) a leasehold interest in any real property deemed to be material by the Administrative Agent and, in either case, is required to grant a lien on such property pursuant to Section 4.1, such Borrower shall, or shall cause such Subsidiary to, (i) with respect to the property set forth at clause (a), execute and deliver to the Administrative Agent (or a security trustee therefor) and (ii) with respect to the property set forth at clause (b), use commercially reasonable best efforts to execute and deliver to the Administrative Agent (or a security trustee therefor), in each case within ninety (90) days (or such longer time period as the Administrative Agent may permit in its sole discretion) following any such acquisition, a mortgage or deed of trust acceptable in form and substance to the Administrative Agent for the purpose of granting to the Administrative Agent a Lien on such Borrower’s or such Subsidiary’s interest in such real property to secure the Obligations, Hedging Liability, and Bank Product Liability, shall pay all Taxes, costs, and expenses incurred by the Administrative Agent in recording such mortgage or deed of trust, and (other than with respect to any real property used solely in connection with the Pipeline and Transportation Systems) shall (x), if required by applicable Legal Requirements, supply to the Administrative Agent at such Borrower’s cost and expense a certification with regard to flood zone location (and, if necessary, evidence of flood insurance) and (y), if required by the Administrative Agent in its sole discretion (after giving due consideration to undue effort or expense relative to the benefits to be obtained by the Lenders therefrom), supply to the Administrative Agent at such Borrower’s cost and expense a survey, environmental report, hazard insurance policy, and a mortgagee’s policy of title insurance from a title insurer acceptable to the

Administrative Agent insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Permitted Liens) on the applicable Borrower’s or Subsidiary’s interest in the real property encumbered thereby and such other instrument, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.
    (b)    Each of the parties hereto acknowledges and agrees that, in respect of any real property acquired by any Borrower or any Guarantor after the Restatement Effective Date that is agreed to be made subject to a Lien in favor of the Administrative Agent (each such property a “Proposed Mortgaged Property”), the Administrative Agent or the Borrowers, as applicable, shall deliver or cause to be delivered to each Lender: (i) a completed flood hazard determination from a third party vendor for each such Proposed Mortgaged Property; (ii) for each Proposed Mortgaged Property which has buildings or other improvements located in a special flood hazard area, (A) a notification to the Borrowers’ Agent of that fact and (if applicable) notification to the Borrowers’ Agent that flood insurance coverage is not available and (B) evidence of the receipt by the Borrowers’ Agent of such notice; and (iii) if such notice is required to be provided to the Borrowers’ Agent and flood insurance is available in the community in which such real property is located, evidence of required flood insurance, which shall be on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, the Federal Flood Disaster Protection Act and rules and regulations promulgated thereunder, with respect such real property.
(e)Section 4.3 of the Credit Agreement is hereby amended and restated as follows:
    Section 4.3.    Guaranties. The payment and performance of the Obligations, Hedging Liability, and Bank Product Liability of each Borrower shall at all times (but subject to Section 4.4) be jointly and severally guaranteed by each other Borrower and each direct and indirect Subsidiary (other than Excluded Subsidiaries) of the Borrowers that is itself not also a Borrower (each Borrower including, each Additional Borrower, and each such Subsidiary executing and delivering this Agreement as a Guarantor, if any, together with any Subsidiary hereafter executing and delivering an Additional Guarantor Supplement in the form called for by Section 11, a “Guarantor” and collectively, the “Guarantors”; provided, however, notwithstanding anything to the contrary herein or in any other Loan Document, Limited Guarantor shall not be deemed to be a “Guarantor”) pursuant to one or more guaranty agreements in form and substance acceptable to the Administrative Agent (individually a “Guaranty” and collectively the “Guaranties”; provided, however, notwithstanding anything to the contrary herein or in any other Loan Document, the Limited Guaranty shall not be deemed to be a “Guaranty”).
(f)Section 4.4 of the Credit Agreement is hereby amended and restated as follows:
    Section 4.4.    Further Assurances. The Borrowers agree that they shall, and shall cause each Subsidiary to, from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral as required by this Section 4. In the event any Borrower or any Subsidiary forms or acquires any other Subsidiary after the Restatement Effective Date, such Borrower or Subsidiary shall, within thirty (30) days (or such longer time period as the Administrative Agent may permit in its sole discretion) of any such formation or acquisition, (x) cause such newly formed or acquired Subsidiary to execute an Additional Guarantor Supplement and such other Loan Documents as the Administrative Agent may then require to comply with this Section 4 (at which time Schedule 5.10 shall be deemed to include a reference to such Subsidiary), (y) cause such newly formed or acquired Subsidiary to deliver to the Administrative Agent, at the Borrowers’ cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith, and (z) take all of the actions necessary to grant and to perfect a valid, perfected, and enforceable Lien in favor of the Administrative Agent under the Security Agreement in the equity interests of such Subsidiary.
Section 3.Conditions Precedent. This Agreement shall become effective as of the Effective Date upon satisfaction of all of the conditions set forth in this Section 3 to the satisfaction of Administrative Agent:
(g)The Administrative Agent shall have received this Agreement executed and delivered by each of the Borrowers and by the Required Lenders.
(h)No Default or Event of Default shall exist as of the Effective Date.
(i)The Administrative Agent shall have received, for the benefit of each Lender who executes this Agreement by 12:00 p.m. (New York time) on May 25, 2022, including Fifth Third, an amendment fee equal to 0.05% of such Lender’s aggregate Commitments.
Section 4.Consent and Agreement. Notwithstanding anything to the contrary contained in the Credit Agreement, the Required Lenders party hereto hereby consent to any Borrowing or deemed Borrowing or deemed continuation of Loans outstanding on the effective date of any Additional Commitments having an initial Interest Period as agreed between the Borrowers and the Administrative Agent (but in no event to exceed 45 days).
Section 5.Acknowledgement of Liens. Each Borrower hereby acknowledges, confirms and agrees that the Administrative Agent has a valid, enforceable and perfected lien upon and first-priority security interest in (subject only to Permitted Liens) the Collateral granted to the Administrative Agent pursuant to the Loan Documents, and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations and liabilities which would be secured thereby prior to giving effect to this Agreement.
Section 6.Representations and Warranties of Borrowers. To induce the Required Lenders to enter into this Agreement, each Borrower hereby represents and warrants to the Administrative Agent, the Lenders and the L/C Issuers that, as of the Effective Date: (a) immediately after giving effect to this Agreement, no representation or warranty of such Borrower in any Loan Document, including this Agreement, shall be untrue or incorrect (or, in the case of any representation or warranty not qualified as to materiality, untrue and incorrect in any material respect) as of the Effective Date, except to the extent that such representation or warranty expressly relates to an earlier date, in which case they are true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date, (b) no Default or Event of Default exists and is continuing, or would result herefrom, and (c) such Borrower has the power and authority to execute, deliver and perform this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.
Section 7.Miscellaneous.
(j)Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers, and their respective successors and assigns. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers with respect to the transactions contemplated hereby and there shall be no third-party beneficiaries of any of the terms and provisions of this Agreement.

(k)Entire Agreement. This Agreement, including all schedules and other documents attached hereto or incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof. Except as specifically consented to by the Required Lenders hereby, all of the terms and conditions set forth in the Credit Agreement shall stand and remain unchanged and in full force and effect.
(l)Fees and Expenses. The Borrowers agree to pay promptly following demand all reasonable costs and out-of-pocket expenses (including attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other documents being executed and delivered in connection herewith and the transactions contemplated hereby.
(m)Headings. Section and sub-section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
(n)Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(o)Conflict of Terms. Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the Loan Documents, the provision contained in this Agreement shall govern and control.
(p)Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or by e-mail transmission of a portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.
(q)Governing Law; Waiver of Jury Trial. The provisions contained in Sections 10.14 (Governing Law; Jurisdiction; Etc.) and 10.20 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Agreement rather than the Credit Agreement.
[Signature Pages to Follow]

In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first set forth above.
“Borrowers”
DELEK LOGISTICS PARTNERS, LP

By:    Delek Logistics GP, LLC,
    its General Partner

By:    /s/ Odely Sakazi
    Name: Odely Sakazi
Title:    Senior Vice President

By:    /s/ Reuven Spiegel
    Name: Reuven Spiegel
Title:    Executive Vice President and Chief Financial Officer

DELEK LOGISTICS FINANCE CORP.

By:    /s/ Todd O’Malley
    Name: Todd O’Malley
Title:    Vice President

By:    /s/ Reuven Spiegel
    Name: Reuven Spiegel
    Title:    Treasurer

[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

DELEK MARKETING & SUPPLY, LP
    By: Delek Marketing GP, LLC, its General     Partner
DELEK LOGISTICS OPERATING, LLC
DELEK MARKETING GP, LLC
DELEK CRUDE LOGISTICS, LLC
DELEK MARKETING-BIG SANDY, LLC
PALINE PIPELINE COMPANY, LLC
MAGNOLIA PIPELINE COMPANY, LLC
SALA GATHERING SYSTEMS, LLC
EL DORADO PIPELINE COMPANY, LLC
DKL TRANSPORTATION, LLC
DKL CADDO, LLC
DKL RIO, LLC
DKL BIG SPRING, LLC

By:    /s/ Todd O’Malley
    Name: Todd O’Malley
    Title: Vice President

By:    /s/ Odely Sakazi
    Name: Odely Sakazi
    Title: Officer

[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

“Administrative Agent”
Fifth Third Bank, National Association, as Administrative Agent
By:    /s/ Gregory Fuhrmeister______________
Name: Gregory Fuhrmeister
Title: Director
[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

“Lender”

Bank of America, N.A., as Lender

By:    /s/ Patrice Futrell______________
Name: Patrice Futrell
Title: Vice President

[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

“Lender”

BANK HAPOALIM B.M., as Lender

By:    /s/ Gal Defes______________
Name: Gal Defes
Title: Senior Vice President

By:    /s/ Salvatore Demma_________
Name: Salvatore Demma
Title: First Vice President

[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

“Lender”

Barclays Bank PLC, as a Lender

By:    /s/ Sydney G. Dennis_____________
Name: Sydney G. Dennis
Title: Director
[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

“Lender”

Citizens Bank, N.A., as Lender

By:    /s/ Scott Donaldson__________
Name: Scott Donaldson
Title: Senior Vice President

[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

“Lender”

FIRST HORIZON BANK, as Lender

By:    /s/ Justin Ownby_________
Name: Justin Ownby
Title: Vice President

[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

“Lender”

Fifth Third Bank, National Association, as Lender

By:    /s/ Gregory Fuhrmeister_________
Name: Gregory Fuhrmeister
Title: Director

[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

“Lender”

HSBC BANK USA, N.A., as Lender

By:    /s/ Jay Fort__________
Name: Jay Fort
Title: Senior Vice President

[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

“Lender”

MUFG BANK LTD, as Lender

By:    /s/ Todd Vaubel_____
Name: Todd Vaubel
Title: Director

[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

“Lender”

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:    /s/ Kyle T. Helfrich______
Name: Kyle T. Helfrich
Title: Senior Vice President

[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

“Lender”

Raymond James Bank, as Lender

By:    /s/ Mark Specht______
Name: Mark Specht
Title: Vice President

[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

“Lender”

REGIONS BANK, as Lender

By:    /s/ David Valentine______
Name: David Valentine
Title: Managing Director

[Limited Consent and Second Amendment to Third Amendment and Restated Credit Agreement]

“Lender”

ROYAL BANK OF CANADA, as Lender

By:    /s/ Michael Sharp______________
Name: Michael Sharp
Title: Authorized Signatory

[Third Amendment to Third Amended and Restated Credit Agreement]

“Lender”

Truist Bank, as Lender

By:    /s/ James Giordano______________
Name: James Giordano
Title: Managing Director

[Third Amendment to Third Amended and Restated Credit Agreement]

“Lender”

TRUSTMARK NATIONAL BANK, as Lender

By:    /s/ Richard Marsh____________
Name: Richard Marsh
Title: Senior Vice President

[Third Amendment to Third Amended and Restated Credit Agreement]

“Lender”

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:    /s/ Edward B. Hanson____________
Name: Edward B. Hanson
Title: Senior Vice President

[Third Amendment to Third Amended and Restated Credit Agreement]

“Lender”

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:    /s/ Brandon Kast______________
Name: Brandon Kast
Title: Director

[Third Amendment to Third Amended and Restated Credit Agreement]